UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2013

PROSPECT GLOBAL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35590	26-3024783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1401 17th Street
Suite 1550
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 990-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On September 25, 2013 we entered into agreements with the holders of 737,000 of our Series B Warrants issued in June, 2013 whereby we exchange with such holders their Series B Warrants for Series B-1 Warrants.  The Series B-1 Warrants are identical to the Series B Warrants except that the exercise price is $4.05  per share (compared to $6.00 per share in the Series B Warrants) and the Series B-1 Warrants are exercisable for one share of common stock and 1.75 Series A Warrants (compared to one share of common stock and one Series A Warrant in the Series B Warrants).  Also on September 25, 2013 these holders exercised their Series B-1 Warrants in full, resulting in us receiving gross proceeds of approximately $3.0 million that will be used to continue our drilling program and development of a definitive feasibility study and for operating expenses and mandatory debt repayments of approximately $200,000.

Pursuant to the terms of the Series A Warrants, the exercise price of all Series A Warrants (including those issued upon exercise of the Series B Warrants) adjusted to $4.05 per share upon exercise of the Series B-1 Warrants.  The Series A Warrants expire on June 26, 2018.

The Series B Warrants were issued as part of a unit consisting of one share of common stock one Series A Warrant and one Series B Warrant in a public offering that closed on June 26, 2013.

Item 3.02              Unregistered Sale of Equity Securities.

The issuance of the Series B-1 Warrants described in Item 1.01 was exempt from registration pursuant to Section 3(a)(9) of the Securities Act of 1933. These securities qualified for exemption since no consideration other than the exchange of their Series B Warrant was paid by the holders of the Series B Warrants and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 8.01.             Other Events.

On September 17, 2013 we were granted a waiver by the holders of the promissory notes we have issued to affiliates of Apollo Global Management, LLC of our obligation under the notes to apply 10% of $2,000,000 of the proceeds of the warrant exercises described in Item 1.01 to the notes.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Series B-1 Warrant
10.1	Form of Purchase Agreement
10.2	Waivers from Apollo Global Management affiliates
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT GLOBAL RESOURCES INC.

	By:	/s/ Damon G. Barber
Date: September 26, 2013		President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Series B-1 Warrant
10.1	Form of Purchase Agreement
10.2	Waivers from Apollo Global Management affiliates
99.1	Press Release